Exhibit 99.1

Arcimoto Announces Adjournment of 2022 Annual Meeting of

Shareholders Due to Lack of Quorum

EUGENE, Ore., June 21, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, outrageously fun, ultra-efficient electric vehicles for moving people and stuff, announced that the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”), on June 17, 2022 at 9:00 a.m. PDT was convened and adjourned, without any business being conducted, due to lack of the required quorum.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at this meeting. The 2022 Annual Meeting therefore had no quorum and the meeting was again adjourned to 9:00 a.m. PDT on Friday, July 1 to allow additional time for the Company’s shareholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on May 20. During the current adjournment, the Company expects to continue to solicit votes from its shareholders with respect to the proposals set forth in the Company’s proxy statement.

Only shareholders of record, as of the record date, April 20, are entitled to and are being requested to vote. Proxies previously submitted in respect of the 2022 Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

If the number of additional shares of common stock voted at the adjourned 2022 Annual Meeting is not sufficient to reach a quorum, the Company may seek to adjourn the 2022 Annual Meeting again, which will require the Company to incur additional costs.

About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving, local delivery, and emergency response, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Important Information

This material may be deemed to be solicitation material in respect of the 2022 Annual Meeting to be reconvened and held on July 1, 2022. In connection with the 2022 Annual Meeting, the Company filed a definitive proxy statement with the SEC on May 20, 2022. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The definitive proxy statement was mailed to shareholders who are entitled to vote at the 2022 Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the 2022 Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Public Relations Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com